Exhibit G

                                 First Amendment

                                       to

                        Trust Indenture of June 24, 1997

     WHEREAS,  by an indenture dated June 24, 1997, among the undersigned MARIAN
S. HEISKELL, RUTH S. HOLMBERG, JUDITH P. SULZBERGER and ARTHUR OCHS SULZBERGER as grantors, and the grantors and LYNN G. DOLNICK as trustees, a trust was created to hold certain shares of the Class B Common Stock of The New York Times Company; and

     WHEREAS Article ONE of said indenture grants to the trustees the power, in their absolute discretion, to distribute all of the shares of Class B Common Stock held by the trust to those persons who would be entitled to receive the same if the trust term expired just prior to the time of distribution, and the undersigned grantors are the persons who are entitled to receive all of those shares; and

     WHEREAS the trustees have unanimously determined that the primary purpose of the trust as expressed in the indenture is best achieved by an amendment and restatement of the indenture as a whole,

     NOW, THEREFORE, the undersigned trustees hereby offer to the grantors, and the grantors hereby recommit to the trustees, all of the assets held in the trust, including the shares of Class B Common Stock of The New York Times Company, to be held IN TRUST upon the terms of the original indenture dated June 24, 1997, as the same is hereby amended and restated in its entirety, to read as follows:

     THIS  INDENTURE  dated  the 24th  day of  June,  1997,  between  MARIAN  S.
HEISKELL, of New York, New York, RUTH S. HOLMBERG, of Chattanooga, Tennessee, JUDITH P. SULZBERGER, of New York, New York and ARTHUR OCHS SULZBERGER, of New York, New York (hereinafter called the "grantors") and MARIAN S. HEISKELL, RUTH
S. HOLMBERG, JUDITH P. SULZBERGER, ARTHUR OCHS SULZBERGER and LYNN G. DOLNICK, of Chevy Chase, Maryland (hereinafter called the "trustees"),

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS the grantors desire to create a new trust to hold the shares of the Class B Common Stock (hereinafter referred to as the "Stock") of The New York Times Company (hereinafter referred to as the "Company") that they received upon the termination of the trust created under Paragraph 51st of the will of Adolph
S. Ochs, deceased, for the primary purpose of maintaining the editorial independence and integrity of The New York Times and perpetuating it "as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare", in accordance with the wishes of Mr. Ochs as expressed in his will,

     NOW, THEREFORE, each grantor hereby assigns to the trustees, as of the date hereof, the property listed on Schedule "A" annexed hereto set forth opposite his or her name, IN TRUST, as follows:

     ARTICLE ONE: The trustees shall invest and reinvest said property and any other property received by them as trustees hereunder until the expiration of twenty-one years after the death of the last survivor of all of the descendants of Iphigene Ochs Sulzberger in being on the


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

date of this first amendment to this indenture (said period being hereinafter referred to as the "trust term").

     During the trust term the trustees shall pay out of the net income such amount or amounts (whether equal or unequal, and whether the whole or a lesser amount) as the trustees may in their absolute discretion determine to such one or more of the beneficiaries of the trust as the trustees may in their absolute discretion select, provided that as long as any of the grantors is alive, the trustees shall distribute one-quarter of the income either to that grantor or to such of the beneficiaries and in such amounts and proportions as that grantor may from time to time in writing direct. Any net income not so distributed shall be added to principal.

     The trustees may at any time or from time to time distribute from the principal, other than the Stock, such amount or amounts (whether equal or unequal, and whether the whole or a lesser amount) as the trustees may in their absolute discretion determine to such of the beneficiaries as the trustees may in their absolute discretion select, provided that as long as any of the grantors is alive, the trustees shall only distribute equal amounts to each living grantor and to the descendants of a deceased grantor, such descendants to take per stirpes. In exercising this discretionary power, the trustees shall bear in mind the need to retain in the trust assets other than the Stock of sufficient value to pay any estate, transfer, or generation-skipping taxes that may have to be paid out of the trust.

     The trustees, in their absolute discretion but subject to the provisions of Article FIVE below, may distribute all but not less than all of the Stock to the descendants then living of Iphigene Ochs Sulzberger who would receive the Stock, and in the same proportions that such persons would receive the Stock if the trust term had expired just prior to the time of distribution.



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     As used herein, the term "beneficiaries"  means (i) the grantors,  (ii) the descendants of the grantors from time to time living of whatever degree and whenever born, other than those descendants who are excluded from the term by the provisions of Article TWO below, (iii) spouses of the grantors or of such descendants, and (iv) organizations from time to time described in sections 170(c), 2055(a) and 2522(a) of the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal tax law, provided that no such organization may have an interest in the trust that involves the distribution to such organization of either the Stock or the income of the Stock.

     ARTICLE TWO: Upon the written request of a beneficiary who is a descendant of Iphigene Ochs Sulzberger and who is over the age of twenty-five years, the trustees in their absolute discretion may, but need not, at any time after the death of the survivor of the grantors, distribute to that beneficiary that fractional share of the entire trust, the numerator of which is one and the denominator of which is the greater of (a) the total number of descendants of Iphigene Ochs Sulzberger born prior to and living on the date of the request, and (b) twenty. Neither any individual who requests and receives a distribution under this Article, nor the spouse of such an individual, shall thereafter be a beneficiary of the trust.

     The trustees may distribute to an individual requesting a distribution under this Article any property held by them without making pro-rata distributions of specific assets, and having regard only to the actual value of the property as of the date of distribution, provided, however, that the trustees shall not distribute any shares of the Stock.

     In making any distribution of property hereunder, the Stock shall be valued at the purchase price provided for in the Shareholders' Agreement dated August 5, 1986 among certain


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

descendants of Iphigene Ochs Sulzberger and the Company (the "Shareholders' Agreement"). Any division of property, allocation, or other determination made in good faith by the trustees pursuant to the provisions of this Article shall be binding upon all persons interested or claiming to be interested in any trust created under this indenture.

     It is the grantors' expectation that no distributions will be made under this Article unless the trustees determine it to be in furtherance of the trust purposes, and unless estate, transfer or generation-skipping transfer taxes that may be imposed upon the trust have been adequately provided for.

     ARTICLE THREE: Upon the expiration of the trust term all property then belonging to the income and principal of the trust shall be divided into as many equal shares as there are (a) then living descendants of Iphigene Ochs Sulzberger in the generation nearest to the generation of the grantors which contains at least one living descendant of Iphigene Ochs Sulzberger, and (b) deceased members of that generation who left issue then living, if any. One such share shall be distributed to each then living member of that generation. The remaining shares shall then be combined and redivided and redistributed in the same manner among the surviving issue, but treating those individuals who have already received distributions as though they had previously died without issue.

     ARTICLE FOUR: Notwithstanding the preceding Articles, each grantor shall have the right, by an acknowledged instrument delivered to the trustees prior to such grantor's death (but not by will), to appoint one quarter of all property belonging to the income and principal of the trust to or for the benefit of any one or more beneficiaries of the trust (including the grantor and the grantor's estate), and in such estates, interests, trusts (including discretionary trusts) and


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proportions,  such  appointment  to take  effect  either  before  or  after  the grantor's death, as the grantor shall provide in such instrument. Any such instrument may be revoked or amended by a subsequent instrument, unless it is specifically declared to be irrevocable. Each grantor may at any time by a like instrument release in whole or in part all powers under this Article or Article ONE.

     Notwithstanding the foregoing provisions of this Article, any appointment must require that the Stock be retained in trust on terms substantially identical to those of this indenture; prohibiting the vesting in possession of the Stock in anyone other than a descendant of Iphigene Ochs Sulzberger or at any time prior to the expiration of the trust term hereunder, and providing that the trustees of any other trust holding the Stock, and the method of selecting successor trustees of such trust, shall be identical to those under this indenture, and that all provisions of this indenture that refer to the Stock shall continue to apply to the Stock. Moreover, no appointment creating any interest in a charitable organization shall be effective if it is made without the prior written consent of the trustees. Because the property other than the Stock has been placed in the trust to provide for the payment of estate transfer or generation-skipping taxes, it is the grantors' expectation that such property will not be appointed out of the trust unless and except to the extent that such taxes have otherwise been adequately provided for.

     ARTICLE  FIVE:  During  the  trust  term the  trustees  shall  neither  (1)
distribute any of the Stock, (2) sell any of the Stock, nor (3) convert any shares of the Stock into shares of the Class A Common Stock of the Company, or any other class of security not considered the Stock, and (4) they shall vote against any merger, sale of assets, or other transaction pursuant to which control of The New York Times newspaper passes from the trustees, unless the trustees in their absolute discretion determine that the primary purpose of the trust as expressed above is best achieved by



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

such a distribution, sale, conversion or other transaction, and provided that any such sale, distribution or conversion complies in all respects with the Shareholders' Agreement.

     ARTICLE SIX: The grantors declare that the trust is irrevocable, and that this Article SIX, and the preceding provisions of this indenture may not be altered, amended or modified. The trustees may in their absolute discretion amend the subsequent provisions of this indenture.

     ARTICLE SEVEN: Whenever any property, whether principal or income (including the Stock), vests pursuant to the provisions of this indenture in a minor, the trustees shall have the right as donees of a power during minority, upon the distribution of such property, to hold and manage the same until such minor attains majority, and may exercise in respect of such property and the income thereof all powers conferred by this indenture or by law on the trustees, including the power to apply any such property or the income thereof to the use of such minor. Said donees shall not be required to render periodic accounts to any court. For purposes of this Article a minor shall be deemed to be a person who has not attained the age of 21 years.

     ARTICLE EIGHT: There shall at all times be eight trustees.

     Lynn G. Dolnick, Jacqueline H. Dryfoos, Michael Golden and Arthur Sulzberger, Jr., are hereby appointed trustees. Upon the death, resignation or incapacity of any appointed trustee, the trustees shall appoint a successor trustee.

     Upon the death, resignation or incapacity of a grantor or an elected trustee, a successor trustee shall be elected by a majority vote of those beneficiaries of the trust who are over the age of twenty-five years and who are descendants of Iphigene Ochs Sulzberger or who are both married to and living with a descendant of Iphigene Ochs Sulzberger, and who wish to vote, in


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


an election called by the trustees for that purpose. Any determination made by the trustees regarding the procedures and rules for such election or the outcome thereof shall be conclusive as to all persons interested or claiming to be interested in the trust.

     Trustees who are elected to that position shall be replaced by elected trustees; trustees who are appointed by the remaining trustees shall be replaced by appointed trustees, so that there are always four trustees who either are grantors or are elected trustees, and four trustees who are appointed by the existing trustees. Each successor trustee, either elected or appointed pursuant to the provisions of this Article, shall accept such appointment by an acknowledged instrument, filed with the trust records, agreeing to faithfully discharge all duties of the office of trustee, and by executing and becoming a party, as trustee, to the Shareholders' Agreement.

     All actions of the trustees shall require the affirmative vote of six trustees. No trustee (other than a grantor) shall participate in any decision or other action of the trustees with respect to any discretionary distribution of principal or income in favor of such trustee.

     Any individual may resign at any time as trustee of any trust held under this indenture by an instrument signed and acknowledged by him or her and delivered to his or her then acting co-trustees, such resignation to be effective upon the appointment or election of a successor trustee.

     Any trustee (other than a grantor) may be removed without cause by vote of six trustees. A grantor may be removed as trustee only if all of the remaining trustees determine that the trustee to be removed is incapable, by reason of mental or physical infirmity, to perform adequately as a trustee. Any such removal shall be effected by an instrument of removal signed and acknowledged by the trustees and delivered to the trustee to be removed.



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



     No trustee who is a descendant of Iphigene Ochs Sulzberger or a spouse of any such descendant shall be entitled to receive any commissions for acting as such trustee. Any commissions payable to a trustee who is not a descendant of Iphigene Ochs Sulzberger or a spouse of such descendant shall be paid from trust income.

     Each trustee shall be exempt from giving any bond or other security in any jurisdiction.

     ARTICLE NINE: The trustees are authorized and empowered to exercise from time to time in their sole and absolute discretion, but subject to the provisions of Article FIVE above, and without prior authority from any court, in respect of the Stock or any other securities of the Company, all powers conferred by law upon trustees or expressed in this indenture, including the following:

          (1) Power to retain the Stock and any other securities of the Company or any successor corporation, for such period as they deem proper, and to purchase by subscription or otherwise additional securities of the Company or any successor corporation. It is the grantors' intention that, except upon the determination of the trustees described in Article FIVE above, the trust will retain the Stock for the trust term without regard to such factors as lack of diversification, diminution of the value of the trust, the inability of the trust and the beneficiaries thereof to realize the maximum value thereof, and the failure to derive an adequate income therefrom, and without any duty to consider offers for the purchase of the Stock.

          (2) Power to exchange any securities of the Company held by them for other securities or property, or partly for such securities or property and partly for cash, and to exercise conversion, subscription, option and similar rights with respect to any securities



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



     of the Company or any successor corporation held by them, and to make payments in connection therewith, and to allocate to principal any property received as a result thereof.

          (3) Power to vote in person or by proxy at corporate or other meetings and to participate in and consent to or oppose any voting trust, reorganization, recapitalization, liquidation, dissolution, merger, or other action affecting the Stock or other securities of the Company or the Company or any successor corporation, and to make payments in connection therewith, and to allocate to principal any property received as a result thereof.

          (4) Power to participate in agreements relating to the purchase or sale of the Stock or other securities of the Company, including agreements granting to the Company or to any of its shareholders, including any beneficiary of any trust hereunder, a right of first refusal with respect to any sale of the Stock, it being the grantor's intention that the trustees shall enter into the Shareholders' Agreement.

          (5) Power (a) to act as directors, officers or other employees of the Company or any subsidiary thereof or any successor corporation, the same to be compensated without regard to being a beneficiary or trustee hereunder,
     (b) to obtain and pay out of income or principal the cost of liability insurance for any such officer or director, and (c) to make such other arrangements in respect thereof as the trustees shall deem proper.

          (6) Power to retain, and pay out of income or principal the compensation of, investment bankers, appraisers, accountants, legal counsel and others when the trustees


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



     shall determine that such services are desirable in connection with the affairs of the Company or any subsidiary thereof or any successor thereto.

          (7) If the trustees shall determine to dispose of the Stock or other securities of the Company held hereunder, they shall be under no obligation to solicit offers from third parties and may sell such securities to another shareholder (including themselves as trustees of another trust or a trust beneficiary) or to the Company upon such terms as they shall in their sole discretion deem reasonable. Except for a sale of all of the Stock held in the trust, the grantors direct that the trustees not sell any of the Stock held hereunder unless all adult descendants of Iphigene Ochs Sulzberger who are the beneficiaries consent to the sale.

          The grantors recognize that in the exercise of their powers one or more of the trustees may be placed in a position of having conflicting interests as a trustee and as an individual or as a director, officer or employee of the Company or in some other capacity, and direct that, unless specifically provided to the contrary herein, such conflicting interests shall not be a basis for any trustee not participating in the exercise of powers with respect to the Stock.

     ARTICLE TEN: In addition to the foregoing powers which relate solely to the Stock and other securities of the Company, the trustees are authorized and empowered to exercise from time to time in their sole and absolute discretion and without prior authority from any court, in respect of any property other than the Stock or any other securities of the Company, all powers conferred by law upon trustees, or expressed in this indenture, and the grantors intend that such powers (including the following) be construed in the broadest possible manner:



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


          (1) Power to invest or reinvest in such securities or other property, real or personal (whether within or without the United States), and to retain any property at any time received or held by them hereunder for such periods, as they shall in their sole discretion determine (and any aspect of any diversification requirement that would otherwise apply is hereby negated).

          (2) Power to borrow in the name of the trust such sums for such periods and upon such terms as they shall deem necessary or convenient in the administration of the trust, and to secure any such loan by mortgage or pledge of property other than the Stock. No lender shall be bound to see to or be liable for the application of the proceeds, and no trustee shall be personally liable, but each such loan shall be payable only out of assets of the trust other than the Stock.

          (3) Power to apply to the use of any person any property, whether principal or income, vesting in or payable to such person, and in the case of a minor (a) to do so without regard either to the duty of any person to furnish support for such minor or the availability of other funds for such purpose, or (b) to pay or deliver the same to such minor, or to a guardian or custodian under a gifts to minors act, including a custodian selected by the trustees (who may select attaining the age of twenty-one years for termination of the custodianship), or to the parent of such minor, or to a person with whom such minor resides, or to the trustees as donees of a power during minority under this indenture.

          (4) Power to allocate receipts and disbursements between income and principal in such manner as the trustees in their sole discretion determine even though a particular


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



     allocation or allocations may be made in a manner inconsistent with what would otherwise be applicable state law.

          (5) Power to improve any real property held in the trust, and to pay the cost out of principal (other than the Stock).

          (6) Power to permit any person having any interest in the income of the trust to occupy any real property forming part of such trust upon such terms as the trustees shall deem proper, whether rent free or in consideration of the payment of taxes, insurance, maintenance and ordinary repairs, or otherwise.

          (7) Power to charge to principal (other than the Stock) such sums as they shall determine to be the net loss incurred in operating or carrying any parcel of real property which in their opinion is not producing net income.

          (8) Power to employ as custodian a bank or trust company located within or without the United States, and to acquire, hold, register, or dispose of property in the name of such custodian or agent or a nominee thereof without designation of fiduciary capacity, and to employ investment counsel or other agents and to pay out of principal or income or both the charges and expenses of any such custodian, counsel or other agent.

          (9) Power to compromise and adjust all claims or debts due to or made against them.

     ARTICLE ELEVEN: If by reason of a stock dividend, stock split, recapitalization, merger or other change in the capital structure of the Company, the trust receives securities of the Company or any successor corporation, other than shares of the present Class B Common


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


Stock, the trustees shall determine whether the securities received shall be treated as "the Stock" for purposes of this indenture or shall not be so treated. The trustees shall have absolute discretion in making this determination. The grantors intend in general that any securities of the corporation that owns and publishes The New York Times newspaper, having voting rights equivalent or similar to those of the present Class B Common Stock or having unlimited voting rights, shall be treated as "the Stock" and other securities shall not be so treated.

     ARTICLE TWELVE: The terms "issue" and "descendant" as used herein are intended to include persons whose relationship results solely from adoption while under the age of eighteen years.

     The term "spouse" as used herein shall mean any individual who is married to a descendant of Adolph S. Ochs, or who was married to a descendant of Adolph
S. Ochs at the time of such descendant's death, whether or not such individual shall have remarried.

     The descendants of Iphigene Ochs Sulzberger referred to in Article ONE hereof consist of her four children, Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger and Arthur Ochs Sulzberger, her thirteen grandchildren, Jacqueline H. Dryfoos, Robert O. Dryfoos, Susan W. Dryfoos, Stephen A.O. Golden, Michael D. Golden, Lynn G. Dolnick, Arthur S. Golden, Daniel H. Cohen, James M. Cohen, Cathy Jean Sulzberger, Arthur O. Sulzberger, Jr., Karen A. Sulzberger and Cynthia F. Sulzberger, her twenty-five great-grandchildren, James D. Dryfoos, Victoria A. Dryfoos, Carolyn D. Greenspon, Michael S. Greenspon, Nicholas O. Mazonowicz, Margot G. Golden, David S. Perpich, Matthew R. Cohen, David A.O. Golden, Taylor Cohen, Rachel B. Golden, Sarah S. Perpich, Arthur G. Sulzberger, Samuel Dolnick, Ann A. Sulzberger, Benjamin Dolnick, Robert A. Dryfoos, Hays N. Golden, Pamela M. Dryfoos, Tess I. Golden,


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


Abigail Perpich, Adam Cohen, Alexander Cohen, Simon Lax and John Lax, and her three great-great-grandchildren, Delaney Hope Dryfoos, Sarah Gundlach-Greenspon and Tau Emmanuel Rios Dryfoos, their respective descendants, born in wedlock, legitimatized or adopted while under the age of eighteen years, and any such descendants conceived before, but born after the date of this indenture.

     When the term "per stirpes" is used herein, the stirpes shall begin in the generation of the grantors.

     ARTICLE THIRTEEN: This indenture shall be construed and regulated by and in accordance with, and the trust hereby created shall be governed by, the laws of the State of New York.

     ARTICLE FOURTEEN: The grantors direct that in any proceeding relating to the trust, service upon any person under a disability shall not be made when a person not under a disability is a party to the proceeding and has the same interest as the person under the disability.

     ARTICLE FIFTEEN: Each grantor agrees that any federal or state death taxes imposed by reason of her or his death upon any property constituting part of this trust will be provided for and paid out of assets other than those held in the trust.

     ARTICLE SIXTEEN: Whenever in this indenture the trustees are given "absolute" discretion, the grantors intend that such discretion shall be uncontrolled and unfettered, and subject to review by a court only if the trustees' actions are in bad faith. When this indenture sets forth guidelines for the exercise of discretion (including the next sentence), it is the intention of the grantors that such guidelines be viewed as precatory only and not as establishing an



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


enforceable standard under which the trustees' exercise of discretion could be reviewed. The trustees may always exercise their discretion with a view to the grantors' desire that The New York Times newspaper remain independent and in the control of the trustees or the descendants of Iphigene Ochs Sulzberger.

     No trustee shall be liable for the acts or defaults of a co-trustee. Each trustee shall be deemed to have acted within the scope of his or her authority, to have exercised reasonable care, diligence and prudence, and to have acted impartially as to all persons interested unless the contrary be proved by clear and convincing evidence, and in the absence of such proof shall not be liable for any loss. In no event shall any trustee be held liable for any loss resulting from retention of the Stock during the trust term. The provisions of this Article shall apply to any person acting as donee of a power during minority hereunder.

     The trustees agree to the amendment and restatement of the trust, accept the trust hereby created and covenant that they will faithfully discharge all duties of their office as such trustees, as of this 14th day of DECEMBER, 2000.


                                           /s/Marian S. Heiskell
                                           -------------------------------------
                                              Marian S. Heiskell



                                           /s/Ruth S. Holmberg
                                           -------------------------------------
                                              Ruth S. Holmberg



                                           /s/Judith P. Sulzberger
                                           -------------------------------------
                                              Judith P. Sulzberger



                                           /s/Arthur Ochs Sulzberger
                                           -------------------------------------
                                              Arthur Ochs Sulzberger

                                                           Grantors and Trustees



                                           /s/Lynn G. Dolnick
                                           -------------------------------------
                                              Lynn G. Dolnick
                                                           Trustee

                                  Schedule "A"

  Contributor                   Property Contributed to trust
  -----------                   -----------------------------
                                 (Adjusted for 1998 split)

Marian S. Heiskell      350,000 shs., The New York Times Company, Class A common
                        184,702 shs., The New York Times Company, Class B common

Ruth S. Holmberg        350,000 shs., The New York Times Company, Class A common
                        184,702 shs., The New York Times Company, Class B common

Judith P. Sulzberger    350,000 shs., The New York Times Company, Class A common
                        184,702 shs., The New York Times Company, Class B common

Arthur Ochs Sulzberger  350,000 shs., The New York Times Company, Class A common
                        184,704 shs., The New York Times Company, Class B common

STATE OF NEW YORK )
                  :  ss.:
COUNTY OF NEW YORK)


     On the 14th day of DECEMBER in the year 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared MARIAN S. HEISKELL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacities as grantor and trustee, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

         LAURA A. LIHACH
   Notary Public, State of New York
             No. 30-4758876
       Qualified in Nassau County                    /s/  Laura A. Lihach
                                                     ---------------------------
   Commission Expires Oct. 31, 2002                            Notary Public

STATE OF NEW YORK )
                  :  ss.:
COUNTY OF NEW YORK)


     On the 14th day of DECEMBER in the year 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared RUTH S. HOLMBERG, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacities as grantor and trustee, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

         LAURA A. LIHACH
   Notary Public, State of New York
             No. 30-4758876
       Qualified in Nassau County                    /s/  Laura A. Lihach
                                                     ---------------------------
   Commission Expires Oct. 31, 2002                            Notary Public

STATE OF NEW YORK )
                  :  ss.:
COUNTY OF NEW YORK)


     On the 14th day of DECEMBER in the year 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared JUDITH P. SULZBERGER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacities as grantor and trustee, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

         LAURA A. LIHACH
   Notary Public, State of New York
             No. 30-4758876
       Qualified in Nassau County                    /s/  Laura A. Lihach
                                                     ---------------------------
   Commission Expires Oct. 31, 2002                            Notary Public

STATE OF NEW YORK )
                  :  ss.:
COUNTY OF NEW YORK)


     On the 14th day of DECEMBER in the year 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared ARTHUR OCHS SULZBERGER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities as grantor and trustee, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

         LAURA A. LIHACH
   Notary Public, State of New York
             No. 30-4758876
       Qualified in Nassau County                    /s/  Laura A. Lihach
                                                     ---------------------------
   Commission Expires Oct. 31, 2002                            Notary Public

STATE OF NEW YORK )
                  :  ss.:
COUNTY OF NEW YORK)


     On the 14th day of DECEMBER in the year 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared LYNN G. DOLNICK, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity as trustee, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

         LAURA A. LIHACH
   Notary Public, State of New York
             No. 30-4758876
       Qualified in Nassau County                    /s/  Laura A. Lihach
                                                     ---------------------------
   Commission Expires Oct. 31, 2002                            Notary Public